As filed with the Securities and Exchange Commission on October 22, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LOGITECH INTERNATIONAL S.A.
(Exact name of Registrant as specified in its charter)

Canton of Vaud,	Switzerland	None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

Logitech International S.A.
EPFL -	Quartier de L' Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark California 94560
510 795 - 8500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Samantha Harnett
General Counsel
Logitech Inc.
7700 Gateway Boulevard
Newark California 94560
510 795 - 8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jacques Iffland Lenz & Staehelin Route de Chêne 30 CH-1211 Genève 6 +41 58 450 70 00
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☒	Smaller reporting company	☐
Accelerated filer	☐	Emerging Growth Company	☐
Non-accelerated filer	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Registered Shares, par value of CHF 0.25 per share	390,184	$80.34	$31,347,382.56	$3,420.00

1)
Represents our Registered Shares issued to the Selling Stockholders named herein pursuant to that certain Agreement and Plan of Merger, dated as of September 26, 2019, by and among Logitech International S.A., Clip Acquisition Sub, Inc., General Workings Inc., and Fortis Advisors LLC.

2)
Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $80.34, which is the average of the high and low prices of the Registered Shares as reported on The Nasdaq Global Market on October 16, 2020, which date is within five business days prior to filing this Registration Statement.

3)
A filing fee of $3,420 was previously paid in connection with Logitech International S.A.’s October 22, 2020 filing of a registration statement on Form S-3 (File No. 333-249613), which filing was subsequently withdrawn on October 23, 2020. In accordance with Rule 457(p) of the Securities Act of 1933, as amended, such previously paid filing fee will offset in its entirety the filing fee currently due pursuant to this Registration Statement.

PROSPECTUS
Logitech International S.A.
390,184 Registered Shares
This prospectus relates to certain resales from time to time of our registered shares, par value of CHF 0.25 per share (the “Registered Shares”), issued by us to the Selling Stockholders (as defined below) in connection with our acquisition on October 31, 2019 of General Workings Inc., a Delaware corporation (“Streamlabs”), pursuant to a merger (the “Merger”) of Clip Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ours (“Merger Sub”), with and into Streamlabs with Streamlabs continuing as the surviving entity in the Merger and wholly owned subsidiary of ours. The Merger was effected pursuant to that certain Agreement and Plan of Merger, dated as of September 26, 2019 (the “Merger Agreement”), by and among us, Merger Sub, Streamlabs, and Fortis Advisors LLC, a Delaware limited liability company, in its capacity as a representative of the stockholders of Streamlabs (the “Representative”).
As discussed further below, the Selling Stockholders, who are certain former securityholders of Streamlabs, are the recipients of Registered Shares issued by us in connection with the Merger Agreement. We are registering a total of 390,184 Registered Shares on behalf of certain of the Selling Stockholders, which represents the Registered Shares issued or to be issued to such Selling Stockholders as a result of the satisfaction of certain conditions set forth in the Merger Agreement, as further discussed below.
We will not receive any proceeds from the sale of the Registered Shares by such Selling Stockholders.
The Registered Shares trade on the Nasdaq Global Select Market under the trading symbol “LOGI.” The closing price of the Registered Shares on the Nasdaq Global Select Market on October 16, 2020 was $79.83 per share. The Registered Shares also trade on the SIX Swiss Exchange under the trading symbol “LOGN.” The closing price of the Registered Shares on the SIX Swiss Exchange on October 16, 2020 was CHF 73.30 per share (approximately $80.13 based on exchange rates on such date).
A prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.
Investing in our securities involves risks. You should carefully read and consider the section entitled
“Risk Factors” on page 6 of this prospectus, the “Risk Factors” section contained in any applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus or the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2020.

ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders listed in the Selling Stockholders table in the section titled “Selling Stockholders” (the “Covered Selling Stockholders”) have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”). We do not, and the Covered Selling Stockholders do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the Selling Stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales, at prices and on terms to be determined by market conditions at the time of the offering.
Information about the Covered Selling Stockholders may change over time. Any changed information given to us by the Covered Selling Stockholders, or information with respect to other Selling Stockholders who are not Covered Selling Stockholders, will be set forth in a prospectus supplement and/or free writing prospectus if and when necessary. Further, in some cases, the Covered Selling Stockholders will also be required to provide a prospectus supplement and/or a free writing prospectus containing specific information about the terms on which they are offering and selling Registered Shares. If a prospectus supplement or free writing prospectus is provided and the description of the offering in the prospectus supplement or free writing prospectus varies from the information in this prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should read this prospectus and any prospectus supplement or free writing prospectus for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
Unless we state otherwise or the context otherwise requires, references to “Logitech,” “us,” “we,” “our” or other similar terms in this prospectus mean Logitech International S.A. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement or free writing prospectus, whether they are the holders or only indirect owners of those securities.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or as indicated below. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge from the SEC’s website at www.sec.gov. You can also access our SEC filings free of charge through our website at ir.logitech.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus and any accompanying prospectus supplement.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference (including any future filings) to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or therein, or in any subsequently filed document which also is incorporated by reference herein or therein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference into this prospectus the following documents:

a)	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the SEC on May 27, 2020 (the “Current 10-K”);

b)
Our Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the SEC on July 23, 2020, and for the fiscal quarter ended September 30, 2020, filed with the SEC on October 22, 2020;

c)	Our Current Reports on Form 8-K filed with the SEC on July 1, 2020 and September 11, 2020; and

d)	The description of our Registered Shares included as Exhibit 4.1 to the Current 10-K (including any amendment or report filed for the purpose of updating that description).
In addition to the items listed above, we also incorporate by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus prior to the termination of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of our current reports on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request a copy of any documents incorporated by reference in this prospectus at no cost, by writing or telephoning us at the following address or telephone number:

Logitech International S.A.
Attn: Investor Relations
7700 Gateway Boulevard
Newark, California 94560
(510) 713-4220
logitechIR@logitech.com
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this prospectus, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements regarding our strategy for growth, future revenues, earnings, cash flow, uses of cash and other measures of financial performance, and market position, our business strategy, the impact of investment prioritization decisions, product offerings, sales and marketing initiatives, strategic investments, addressing execution challenges, trends in consumer demand affecting our products and markets, trends in the composition of our customer base, our current or future revenue and revenue mix by product, among our lower- and higher-margin products and by geographic region, our new product introductions, our expectations regarding the potential growth opportunities for our products in mature and emerging markets and the enterprise market, our expectations regarding the impact of COVID-19 on our business and results of operations, our expectations regarding economic conditions in international markets, including China, Russia and Ukraine, our expectations regarding trends in global economic conditions and consumer demand for PCs and mobile devices, tablets, gaming, video collaboration, audio, pointing devices, wearables, remotes, microphones, streaming and other accessories and computer devices and related software and services, the interoperability of our products with third party platforms, our expectations regarding the convergence of markets for computing devices and consumer electronics, our expectations regarding the growth of cloud-based services, our dependence on new products, our competitive position and the effect of pricing, product, marketing and other initiatives by us and our competitors, the potential that our new products will overlap with our current products, our expectations regarding competition from well-established consumer electronics companies in existing and new markets, potential tariffs, their effects and our ability to mitigate their effects, our expectations regarding the recoverability of our goodwill, goodwill impairment charge estimates and the potential for future impairment charges, the impact of our current and proposed product divestitures, changes in our planned divestitures, restructuring of our organizational structure and the timing thereof, our expectations regarding the success of our strategic acquisitions, including integration of acquired operations, products, technology, internal controls, personnel and management teams, significant fluctuations in currency exchange rates and commodity prices, the impact of new product introductions and product innovation on future performance or anticipated costs and expenses and the timing thereof, cash flows, the sufficiency of our cash and cash equivalents, cash generated and available borrowings (including the availability of our uncommitted lines of credit) to fund future cash requirements, our expectations regarding future sales compared to actual sales, our expectations regarding share repurchases, dividend payments and share cancellations, our expectations regarding our future working capital requirements and our anticipated capital expenditures needed to support our product development and expanded operations, our expectations regarding our future tax benefits, tax settlements, the adequacy of our provisions for uncertain tax positions, our expectations regarding our potential indemnification obligations, and the outcome of pending or future legal proceedings and tax audits, our expectations regarding the impact of new accounting pronouncements on our operating results, and our ability to achieve and sustain renewed growth, profitability and future success. Forward-looking statements also include, among others, those statements including the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,”, "seek", “should,” “will,” and similar language. These forward-looking statements involve risks and uncertainties that could cause our actual performance to differ materially from that anticipated in the forward-looking statements. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements disclosed under “Item 1A. Risk Factors” in the Current 10-K and any subsequently filed Quarterly Reports on Form 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Registered Shares. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 6 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference before you decide to invest in our Registered Shares.

Logitech International S.A.
Logitech International S.A, together with its consolidated subsidiaries, designs, manufactures and markets products that have an everyday place in people's lives, connecting them to the digital experiences they care about. More than 35 years ago, Logitech created products to improve experiences around the personal PC platform, and today it is a multi-brand, multi-category company designing products that enable better experiences consuming, sharing and creating any digital content such as computing, gaming, video and music, whether it is on a computer, mobile device or in the cloud.

Logitech sells its products to a broad network of domestic and international customers, including direct sales to retailers and e-tailers and indirect sales through distributors.
Logitech was founded in Switzerland in 1981 and Logitech International S.A. has been the parent holding company of Logitech since 1988. Logitech International S.A. is a Swiss holding company with its registered office in Apples, Switzerland and headquarters in Lausanne, Switzerland, which conducts its business through subsidiaries in the Americas, Europe, Middle East and Africa (EMEA) and Asia Pacific. Shares of Logitech International S.A. are listed on both the SIX Swiss Exchange under the trading symbol LOGN and the Nasdaq Global Select Market under the trading symbol LOGI.

Our principal executive offices in the United States are located at 7700 Gateway Boulevard, Newark, California 94560. Our Internet home page is located at www.logitech.com. Our telephone number is (510) 795-8500. Investors can obtain copies of our filings with the SEC from this site free of charge, as well as from the SEC’s website at www.sec.gov. The information on our website is not a part of this prospectus.

The Merger and the Earnout
On October 31, 2019, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Streamlabs with Streamlabs surviving the Merger as a wholly owned subsidiary of Logitech International S.A. At the effective time of the Merger, each share of Common Stock and Preferred Stock of Streamlabs issued and outstanding as of immediately prior to the Merger was canceled, extinguished and automatically converted into the right to receive a specified per share amount as consideration, which aggregate amount equaled $89 million, subject to certain post-closing purchase price adjustments as provided in the Merger Agreement.

Further, as additional, partial consideration for the Merger, pursuant to the terms of the Merger Agreement, we also agreed to issue to the holders of Streamlabs Common Stock, Series Seed Preferred Stock, Series A Preferred Stock, and Series A-1 Preferred Stock as of immediately prior to the effective time of the Merger (the “Selling Stockholders”) an additional earnout amount in the form of Registered Shares (the “Earnout Shares”), up to an aggregate value of $29 million (the “Earnout”), if certain conditions were satisfied. In no event were holders of options or Series B Preferred Stock of Streamlabs as of immediately prior to the effective time of the Merger eligible to receive the Earnout Shares.

In accordance with the Merger Agreement, the Selling Stockholders are entitled to the Earnout Shares if the net revenue (as determined in accordance with the Merger Agreement) of Streamlabs (as the surviving corporation in the Merger) totals a specified threshold as set forth in the Merger Agreement for the period beginning on January 1, 2020 and ending on June 30, 2020 (the “Earnout Condition”). Since the Earnout Condition has been satisfied in accordance with the Merger Agreement, the Selling Stockholders were entitled to, and received (subject to retention of the Holdback Shares), the Earnout Shares.

Pursuant to the Merger Agreement, we held back a portion of the Earnout Shares as security for continuing indemnification obligations of the Selling Stockholders pursuant to the Merger Agreement (the “Holdback Shares”). The Holdback Shares will be released and issued by us to the Selling Stockholders (if ever) within five business days after October 31, 2020, subject to and in accordance with the terms of the Merger Agreement.
This prospectus relates to resales of the Earnout Shares issued by us to the Covered Selling Stockholders and the Holdback Shares attributable to the Covered Selling Stockholders, which may be issued by us, pursuant to the Merger Agreement. We are registering a total of 390,184 Registered Shares on behalf of the Covered Selling Stockholders, which represent the Earnout Shares as earned by the Covered Selling Stockholders based on the satisfaction of the Earnout Condition pursuant to the Merger Agreement. For the avoidance of doubt, such shares include the Holdback Shares attributable to the Covered Selling Stockholders.
The Offering
Registered Shares offered by the Covered Selling Stockholders: 390,184 shares*
Use of proceeds: We will not receive any proceeds from the sale of Registered Shares in this offering by the Selling Stockholders.
* In accordance with the Merger Agreement, the Earnout is $29 million paid in our Registered Shares based on the average of the closing prices for the Registered Shares on the Nasdaq Global Select Market for each of the 30 consecutive complete trading days ending with the date of the issuance of the Earnout Shares. As a result, 390,184 Registered Shares are registered pursuant to this prospectus with respect to the Covered Selling Stockholders, which is a portion of the total amount of 397,763 Earnout Shares issued or potentially to be issued to all Selling Stockholders, which number of shares was determined by dividing $29 million by $72.90767, the 30-trading day closing price average on the Nasdaq Global Select Market ending on October 2, 2020, the date of issuance of the Earnout Shares.

RISK FACTORS

Investing in our Registered Shares involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading "Risk Factors" in the Current 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See "Where You Can Find More Information" and "Incorporation by Reference." Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also adversely impact our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS
The Covered Selling Stockholders will receive all of the net proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Registered Shares issued pursuant to the Merger Agreement. We will not receive any proceeds from these sales.
ISSUANCE OF EARNOUT SHARES TO THE SELLING STOCKHOLDERS
Pursuant to the Merger Agreement, we agreed to issue Registered Shares up to an aggregate value of $29 million to the Selling Stockholders if the Earnout Condition is satisfied. Since the Earnout Condition has been satisfied in accordance with the Merger Agreement, the Selling Stockholders have been issued the Earnout Shares. In accordance with the Merger Agreement, the Earnout is $29 million paid in Registered Shares based on the average of the closing prices for the Registered Shares on the Nasdaq Global Select Market for each of the 30 consecutive complete trading days ending with the date of the issuance of the Earnout Shares. As a result, 390,184 Registered Shares are registered pursuant to this prospectus with respect to the Covered Selling Stockholders, which is a portion of the total amount of 397,763 Earnout Shares issued or potentially to be issued to all Selling Stockholders, which number of shares was determined by dividing $29 million by $72.90767, the 30-trading day closing price average on the Nasdaq Global Select Market ending on October 2, 2020, the date of issuance of the Earnout Shares.
In addition, pursuant to the Merger Agreement, we held back a portion of the Earnout Shares as Holdback Shares as security for continuing indemnification obligations of the Selling Stockholders pursuant to the Merger Agreement. The Holdback Shares will be released and issued by us to the Selling Stockholders (if ever) within five business days after October 31, 2020, subject to and in accordance with the terms of the Merger Agreement.

SELLING STOCKHOLDERS
Up to 390,184 Registered Shares may be offered for resale by the Covered Selling Stockholders under this prospectus, which includes the Earnout Shares issued to the Covered Selling Stockholders pursuant to the Merger Agreement and the Holdback Shares included within such Earnout Shares. When we refer to the “Covered Selling Stockholders” in this prospectus, we refer specifically to the persons and entities listed in the following table (which, for the avoidance of doubt, does not include all of the Selling Stockholders), and the pledgees, donees, transferees, assignees, or other successors that hold any of the Selling Stockholders’ interests in the Registered Shares after the date of this prospectus including as may be named in any supplement to this prospectus. The following table sets forth information concerning the Registered Shares that may be offered from time to time by each Covered Selling Stockholder.
We cannot advise you as to whether the Covered Selling Stockholders will in fact sell any or all of such Registered Shares. In particular, the Covered Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Covered Selling Stockholders, including regarding the identity of, and the securities held by, each Covered Selling Stockholder, and any information given to us by other Selling Stockholders who are not Covered Selling Stockholders, will be set forth in a prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus if and when necessary.

The following table sets forth certain information about the Covered Selling Stockholders based on information provided to us by the Covered Selling Stockholders as of October 20, 2020, including the beneficial ownership of our Registered Shares by the Covered Selling Stockholders as of October 7, 2020, as determined in accordance with Rule 13d-3 of the Exchange Act. The following table includes the issuance of 390,184 Registered Shares to the Covered Selling Stockholders as Earnout Shares (including the Holdback Shares attributable to the Covered Selling Stockholders). The information in the table below is based on 169,149,642 Registered Shares outstanding as of October 7, 2020. The number of Registered Shares beneficially owned after the offering assumes that all of the Registered Shares being offered by such Selling Stockholders are sold and assumes that no additional Registered Shares are purchased by the Covered Selling Stockholders prior to the completion of this offering.
Except as described in this section, no Covered Selling Stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. The Covered Selling Stockholders may from time to time offer and sell any or all of their Registered Shares as listed below. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section, including to include any information given to us by other Selling Stockholders who are not Covered Selling Stockholders.
Unless otherwise indicated below and subject to applicable community property laws, to our knowledge, each Covered Selling Stockholder named in the following table possesses sole voting and investment power over the shares listed.

	Registered Shares Beneficially Owned Prior to this Offering (1)			Registered Shares Beneficially Owned After this Offering (2)
Name	Number	Percentage	Registered Shares Being Offered (3)	Number	Percentage
Adam S. Gold	703	*	703	—	—
AngelList-Vcun-Fund, a series of AngelList-NR-Funds, LLC (4)	10,999	*	10,999	—	—
Anthos Capital II, L.P. (5)	2,068	*	2,068	—	—
Battery Investment Partners IX, LLC (6)	231	*	231	—	—
Battery Ventures IX, L.P. (7)	23,116	*	23,116	—	—
CAA Ventures I, L.P. (8)	1,551	*	1,551	—	—
CrossCut Ventures 3, LP (9)	4,833	*	4,833	—	—
CrossCut Ventures 3-A, LP (10)	336	*	336	—	—
Dung Quoc Le (11)	1,473	*	896	577	*
Edward Fu	1,165	*	1,165	—	—
Ellen L. Kennedy	814	*	814	—	—
Eric Hsia	258	*	258	—	—
Eum Chung Family Living Trust (12)	258	*	258	—	—
eVenture Capital Partners 1 GmbH (13)	13,004	*	13,004	—	—
Exemplary Holdings Pte Ltd (14)	2,437	*	2,437	—	—
General Workings BVI Limited (15)	184,036	*	184,036	—	—
Kevin S. Chou	1,624	*	1,624	—	—
Kevin Moore	517	*	517	—	—
Mark S. Gold	814	*	814	—	—
Matrix Partners X, L.P. (16)	26,851	*	26,851	—	—
Nico Barr Black	156	*	156	—	—
Osama Kamran Khan	34	*	34	—	—
Osama Khan	39	*	39	—	—
Rocket Street Ventures LLC (17)	1,617	*	1,617	—	—
Sequoia Capital USV XIV Holdco, Ltd. (18)	104,467	*	104,467	—	—
Siqi Chen	814	*	814	—	—
Steven Fan	282	*	282	—	—
Universal Music Investments, Inc. (19)	2,585	*	2,585	—	—
Weston & Co. X LLC (20)	1,611	*	1,611	—	—
Workplay Ventures LLC (21)	2,068	*	2,068	—	—
* Represents less than 1% of the total aggregate amount of Registered Shares outstanding as of October 7, 2020.

1)
“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of October 7, 2020, and the percentage is based on 169,149,642 Registered Shares outstanding as of October 7, 2020.

2)	Assumes all Registered Shares being offered hereby are sold by the Covered Selling Stockholders.

3)
The amounts set forth in this column are the Registered Shares that may be offered by each Covered Selling Stockholder using this prospectus. The amounts set forth in this column do not include any Registered Shares that the Covered Selling Stockholders may own beneficially or otherwise.

4)
Coleman Chandler Miller is an officer of the Manager of the Attorney-in-Fact of the Manager of AngelList-Vcun-Fund, a series of AngelList-NR-Funds, LLC, and has voting and investment power over the Registered Shares held by AngelList-Vcun-Fund, a series of AngelList-NR-Funds, LLC. The address of AngelList-Vcun-Fund, a series of AngelList-NR-Funds, LLC is PO Box 3217, Seattle, WA 98114.

5)
Paul Farr and Bryan Kelly are the Managing Directors of Anthos Capital II, L.P. and share voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Anthos Capital II, L.P. The address of Anthos Capital II, L.P. is 201 Santa Monica Blvd., Suite 450, Santa Monica, CA 90401.

6)
Neeraj Agrawal, Michael M. Brown, Jesse Feldman, Roger Lee, Scott Tobin and David Tabors are the managing members of Battery Investment Partners IX, LLC and share voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Battery Investment Partners IX, LLC. The address of Battery Investment Partners IX, LLC is c/o Battery Ventures, 1 Marina Park Drive, Suite 1100 Boston, MA 02210.

7)
Neeraj Agrawal, Michael M. Brown, Jesse Feldman, Roger Lee, Scott Tobin and David Tabors share voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Battery Ventures IX, L.P. The address of Battery Ventures IX, L.P. is c/o Battery Ventures, 1 Marina Park Drive, Suite 1100 Boston, MA 02210.

8)
Michael Yanover is the Vice President of CAA Ventures I, L.P. and may be deemed to have beneficial ownership over the Registered Shares held by CAA Ventures I, L.P. The address of CAA Ventures I, L.P. is 2000 Ave. of the Stars, Los Angeles, CA 90067.

9)
Rick Smith is the General Partner of Crosscut Ventures 3, LP and may be deemed to have beneficial ownership over the Registered Shares held by Crosscut Ventures 3, LP. The address of Crosscut Ventures 3, LP is 3110 Main Street PH, Santa Monica, CA 90405.

10)
Rick Smith is the General Partner of Crosscut Ventures 3-A, LP and may be deemed to have beneficial ownership over the Registered Shares held by Crosscut Ventures 3-A, LP. The address of Crosscut Ventures 3-A, LP is 3110 Main Street PH, Santa Monica, CA 90405.

11)	Includes (i) 135 Registered Shares held directly by Dung Quoc Le and (ii) 442 Registered Shares vesting on December 15, 2020. Dung Quoc Le has been an employee of Logitech since November 1, 2019.

12)	Jae Hoon Eum is the Trustee of the Eum Chung Family Living Trust and may be deemed to have beneficial ownership over the Registered Shares held by the Eum Chung Family Living Trust.

13)
Represents Registered Shares held in trust by eVenture Capital Partners 1 GmbH for the interest of eVenture Beteiligungsverwaltungsgesellschaft mbH, which Dr. Olaf Gieseler may be deemed the fictive beneficial owner of. The address of eVenture Capital Partners 1 GmbH is Hohe Bleichen 21, 20354, Hamburg, Germany.

14)
Arun Kumar Thapar, Aman Thapar and Mohamed Idress are each directors of Exemplary Holdings Pte Ltd and share voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Exemplary Holdings Pte Ltd. The address for Exemplary Holdings Pte Ltd is 20 Maxwell Road, #09-13 Maxwell House, Singapore 069113.

15)
Farzana Salehbhoy is the director of General Workings BVI Limited and has voting and investment power over, and may be deemed to be the beneficial owner over, the Registered Shares held by General Workings BVI Limited. The address for General Workings BVI Limited is 36 Rico Way, San Francisco, CA 94123.

16)
Antonio Rodriguez is the Managing Member of Matrix X Management Co., L.L.C., which is the General Partner of Matrix Partners X, L.P., and has voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Matrix Partners X, L.P. The address of Matrix Partners X, L.P. is 101 Main Street, 17th Floor, Cambridge, MA 02142.

17)
Roger Dickey is the sole member of Rocket Street Ventures LLC and has voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Rocket Street Ventures LLC. The address of Rocket Street Ventures LLC is 1813 Greenwich St., San Francisco, CA 94123.

18)	SC U.S. Venture XIV Management, L.P. has voting and investment power over the Registered Shares held by Sequoia Capital USV XIV Holdco, Ltd..

19)
Universal Music Investments, Inc. is a wholly owned subsidiary of Universal Music Group, Inc., which is owned by Vivendi S.A., a publicly traded French company, and as a result Universal Music Group, Inc. and Vivendi S.A. share voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Universal Music Investments, Inc. The address of Universal Music Investments, Inc. is 2220 Colorado Ave., Santa Monica, CA 90404.

20)
Antonio Rodriguez is the Managing Member of Matrix X Management Co., L.L.C., which is the Manager of Weston & Co. X LLC, and has voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Weston & Co. X LLC. The address of Weston & Co. X LLC is Matrix Partners, 101 Main Street, 17th Floor, Cambridge, MA 02142.

21)
Mark Pincus is the sole member of WorkPlay Ventures LLC and has voting and investment power over, and may be deemed to have beneficial ownership over, the Registered Shares held by Workplay Ventures LLC. The address of WorkPlay Ventures LLC is 3450 Sacramento Street, #720, San Francisco, CA 94118.

PLAN OF DISTRIBUTION
The Covered Selling Stockholders may, from time to time, sell any or all of the Registered Shares beneficially owned by them and offered hereby by a variety of methods, including the following (subject to the internal policies of Logitech as related to its employees):

•	on any national securities exchange or quotation service on which Registered Shares may be listed at the time of sale, including the Nasdaq Global Select Market and the SIX Swiss Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.
The Covered Selling Stockholders may also sell all or any Registered Shares in open market transactions under Rule 144 under the Securities Act, if available, rather than under this prospectus.
The Covered Selling Stockholders also may transfer the Registered Shares in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The Registered Shares may be distributed by the Covered Selling Stockholders from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
Offers to purchase the Registered Shares being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase Registered Shares from time to time. Any agent involved in the offer or sale of our Registered Shares will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the Registered Shares being offered by this prospectus, the Registered Shares will be sold to the dealer, as principal. The dealer may then resell the Registered Shares to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the Registered Shares being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the Registered Shares to the public. In connection with the sale of the Registered Shares, the Covered Selling Stockholders, or the purchasers of Registered Shares for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the Registered Shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase Registered Shares as a principal, and may then resell the Registered Shares at varying prices to be determined by the dealer.
The Covered Selling Stockholders who participate in the sale or distribution of the Registered Shares offered by the Covered Selling Stockholders and any broker-dealers or agents who participate in the distribution of Registered Shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act.

Any Covered Selling Stockholders identified as registered broker-dealers in the Selling Stockholders table in the section titled "Selling Stockholders" are deemed to be underwriters. As a result, any Covered Selling Stockholders, broker-dealers or agents who are deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of Registered Shares by any Covered Selling Stockholders, broker-dealers or agents deemed to be "underwriters" and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the Registered Shares under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”) the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of Registered Shares pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
To facilitate the offering of Registered Shares, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of Registered Shares. These persons may stabilize or maintain the price of the Registered Shares by bidding for or purchasing Registered Shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if Registered Shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the Registered Shares at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase Registered Shares at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the Registered Shares covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
The underwriters, dealers and agents may engage in transactions with us or the Covered Selling Stockholders, or perform services for us or the Covered Selling Stockholders, in the ordinary course of business for which they receive compensation.
The Covered Selling Stockholders have informed us that, except as set forth below, none of them have any agreement or understanding, directly or indirectly, with any person to distribute the Registered Shares. If any Covered Selling Stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. Certain Covered Selling Stockholders who are entities rather than natural persons may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.
There can be no assurance that any Covered Selling Stockholder will sell any or all of the Registered Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part. We will not receive any proceeds from the sale of Registered Shares that may be sold from time to time pursuant to this prospectus by the Covered Selling Stockholders. We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement, of which this prospectus forms a part, at any time from and after the effective date of the shelf registration statement, subject to certain terms and conditions. In the event of such restriction or suspension, the Covered Selling Stockholders will not be able to offer or sell or otherwise dispose of the Registered Shares under the shelf registration statement.

Once sold under the shelf registration statement, of which this prospectus forms a part, the Registered Shares will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
Lenz & Staehelin will provide us with a legal opinion as to the validity of the issuance of the Registered Shares offered under this prospectus.
EXPERTS

The consolidated financial statements of Logitech International S.A. as of March 31, 2020 and 2019 and for each of the years in the three-year period ended March 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LOGITECH INTERNATIONAL S.A.

390,184 Registered Shares
PROSPECTUS
October 22, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the various expenses payable by Logitech in connection with the sale and distribution of the shares being registered hereby. Normal commission expenses and brokerage fees are payable individually by the Covered Selling Stockholders. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$3,420
Accounting fees and expenses	22,000
Legal fees and expenses	78,277
Total	$103,697

ITEM 15. Indemnification of Directors and Officers.
Logitech International S.A. has entered into Indemnification Agreements with each of its current directors and officers. Such Indemnification Agreements generally provide for indemnification rights if the relevant director or officer is or was a party or is threatened to be made a party to any threatened, pending or completed action, proceeding or alternative dispute resolution by reason of the fact that such director or officer is or was a director, officer, employee or agent of Logitech International S.A. or any of its subsidiaries. In any event, Logitech’s indemnification obligations under such Indemnification Agreements are limited to what is permissible under Swiss law or California law.
Further, Logitech maintains directors’ and officers’ liability insurance that includes coverage for public securities matters, subject to the policy terms and conditions.
See also the undertakings set out in response to Item 17.

In addition, Logitech has entered into various merger agreements in connection with its acquisitions of and mergers with various companies and its financing activities under which the parties to those agreements have agreed to indemnify Logitech and its directors, officers, employees and controlling persons against specified liabilities.

ITEM 16. Exhibits.
The following exhibits are filed with this Registration Statement or incorporated into this Registration Statement by reference:

			Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	*	Form of Underwriting Agreement
2.1		Agreement and Plan of Merger, dated as of September 26, 2019, by and among Logitech International S.A., Clip Acquisition Sub, Inc., General Workings Inc., and Fortis Advisors LLC	10-Q	0-29174	2.1	10/24/2019
4.1		Articles of Incorporation of Logitech International S.A., as amended	10-Q	0-29174	3.1	10/22/2020
4.2		Organizational Regulations of Logitech International S.A., as amended	10-K	0-29174	3.2	5/17/2019
5.1		Opinion of Lenz & Staehelin					X
23.1		Consent of KPMG LLP					X
23.2		Consent of Lenz & Staehelin (included in Exhibit 5.1)					X
24.1		Power of Attorney (included on the signature page hereto)					X

* To be filed, if necessary, after effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

ITEM 17. Undertakings.
(a) Logitech hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that clauses (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by Logitech pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(A) Each prospectus filed by Logitech pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(b) Logitech hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Logitech’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Logitech pursuant to the foregoing provisions, or otherwise, Logitech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Logitech of expenses incurred or paid by a director, officer or controlling person of Logitech in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Logitech will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newark, State of California, on the 22 day of October, 2020.

LOGITECH INTERNATIONAL S.A.

By	/s/ Bracken Darrell

Bracken Darrell
President and Chief Executive Officer

By	/s/ Nate Olmstead

Nate Olmstead
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Bracken Darrell and Nate Olmstead, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act any and all post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, as the attorney-in-fact and to file or cause to be filed the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
* * * *
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WENDY BECKER Wendy Becker	Chairperson of the Board	October 22, 2020
/s/ BRACKEN DARRELL Bracken Darrell	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2020
/s/ NATE OLMSTEAD Nate Olmstead	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 22, 2020
/s/ PATRICK AEBISCHER Patrick Aebischer	Director	October 22, 2020
/s/ EDOUARD BUGNION Edouard Bugnion	Director	October 22, 2020
/s/ GUY GECHT Guy Gecht	Director	October 22, 2020
/s/ DIDIER HIRSCH Didier Hirsch	Director	October 22, 2020
/s/ NEIL HUNT Neil Hunt	Director	October 22, 2020
/s/ MARJORIE LAO Marjorie Lao	Director	October 22, 2020
/s/ NEELA MONTGOMERY Neela Montgomery	Director	October 22, 2020
/s/ MICHAEL POLK Michael Polk	Director	October 22, 2020
/s/ DEBORAH THOMAS Deborah Thomas	Director	October 22, 2020